Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171
Frank Madonia, General Counsel (423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2020 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 6, 2020/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the first quarter ended March 31, 2020.

For the first quarter of 2020, net sales were $176.1 million, a decrease of 10.7%, compared to $197.2 million for the first quarter of 2019. Net income in the first quarter of 2020 was $5.4 million, or $0.48 per diluted share, a decrease of 37.3%, compared to net income of $8.7 million, or $0.76 per diluted share, in the prior year period.

Gross profit for the first quarter of 2020 was $18.5 million, or 10.5% of net sales, compared to $22.6 million, or 11.5% of net sales, for the first quarter of 2019. Selling, general and administrative expenses were $11.0 million, or 6.2% of net sales, compared to $10.2 million, or 5.2% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 15, 2020 to shareholders of record at the close of business on June 8, 2020, the thirty-eighth consecutive quarter that the Company has paid a dividend.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company stated, “First and foremost, our thoughts are with all those affected by COVID-19 and the Miller Industries team would like to thank all essential workers for their continued dedication during these unprecedented times. During March, we implemented several safety measures and initiated a contingency plan to ensure the health and safety of our workforce, suppliers, and customers and adjusted our operations accordingly, which necessitated a temporary shutdown at our manufacturing facilities.  Our first quarter revenue declined by 10.7% year-over-year due to such production modifications and shutdown, as well as disruptions in our supply chain and delayed deliveries associated with the COVID-19 pandemic during the last few weeks of March. We have adjusted our business operations in order to resume production. Miller Industries has been classified as an essential business and will continue to provide best-in-class products to our customers in order to keep the economy moving forward during this challenging time.”

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MILLER INDUSTRIES REPORTS 2020 FIRST QUARTER RESULTS	PAGE 2

Mr. Badgley continued, “During the first quarter, our international business performance was strong on a sequential basis, driven by favorable contract delivery timing, while domestic performance was negatively impacted due to a slowdown in deliveries to our distribution partners as certain tradeshow events were cancelled and the nation initiated travel restrictions in response to the COVID-19 pandemic. Further, our balance sheet and liquidity are strong and we are confident in our ability to navigate the business through this crisis. As we move into the second quarter, we will continue to monitor the COVID-19 situation and attempt to actively mitigate any future impacts on our business that are under our control.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 7, 2020, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/34527

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 14, 2020. The replay number is 1-844-512-2921, Passcode 1503208.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2020 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the effects of the coronavirus known as COVID-19 on our revenues, results of operations and financial condition; the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our dependence upon outside suppliers for our raw materials, including aluminum, steel, petroleum-related products and other purchased component parts; changes in price and availability (including as a result of the imposition of additional tariffs and the impact of the outbreak of COVID-19) of aluminum, steel, petroleum-related products and other purchased component parts; delays in receiving supplies of such materials or parts; our customers’ access to capital and credit to fund purchases; operational challenges caused by our increased sales volumes; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; special risks from our sales to U.S. and other governmental entities through prime contractors; our ability to secure new government orders; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; failure to comply with domestic and foreign anti-corruption laws; competition and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2020	2019	Change
NET SALES	$176,054	$197,213	-10.7%

COSTS OF OPERATIONS	157,516	174,616	-9.8%

GROSS PROFIT	18,538	22,597	-18.0%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	10,974	10,215	7.4%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	359	668	-46.3%

Other (Income) Expense, Net	91	254	-64.2%

Total Expense, Net	11,424	11,137	2.6%

INCOME BEFORE INCOME TAXES	7,114	11,460	-37.9%

INCOME TAX PROVISION	1,683	2,800	-39.9%

NET INCOME	$5,431	$8,660	-37.3%

BASIC INCOME PER COMMON SHARE	$0.48	$0.76	-36.8%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,405	11,400	0.0%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data) (Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$43,094	$26,072
Accounts receivable, net of allowance for doubtful accounts of $1,150 and $1,106 at March 31, 2020 and December 31, 2019, respectively	168,900	168,619
Inventories, net	92,641	87,965
Prepaid expenses	7,720	4,796
Total current assets	312,355	287,452
NONCURRENT ASSETS:
Property, plant and equipment, net	91,984	90,735
Right-of-use assets - operating leases	1,546	1,640
Goodwill	11,619	11,619
Other assets	382	521
TOTAL ASSETS	$417,886	$391,967

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$96,787	$95,750
Accrued liabilities	24,414	27,813
Current portion of operating lease obligation	315	330
Current portion of finance lease obligation	21	21
Long-term obligations due within one year	276	368
Total current liabilities	121,813	124,282
NONCURRENT LIABILITIES:
Long-term obligations	29,998	4,998
Noncurrent portion of operating lease obligation	1,229	1,307
Noncurrent portion of finance lease obligation	32	37
Deferred income tax liabilities	3,387	3,416
Total liabilities	156,459	134,040

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,405,468 and 11,400,102, outstanding at March 31, 2020 and December 31, 2019, respectively	114	114
Additional paid-in capital	151,249	151,055
Accumulated surplus	115,639	112,261
Accumulated other comprehensive loss	(5,575)	(5,503)
Total shareholders' equity	261,427	257,927
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$417,886	$391,967